UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 13, 2006, Tommy G. Thompson advised Medco Health Solutions, Inc. (the “Registrant”) of his resignation from the Registrant’s board of directors, effective immediately. Mr. Thompson had been elected to the Registrant’s board of directors on October 9, 2006 and his election was to have become effective at the commencement of the Registrant’s regularly scheduled board and committee meetings on December 13, 2006. Mr. Thompson had not yet attended any meetings of the Registrant’s board.

Mr. Thompson has advised the Registrant that he has resigned for personal reasons and not as a result of any disagreement relating to the Registrant’s operations, policies or practices. A conflict with Mr. Thompson’s employer developed after his election which could not be waived, therefore requiring his resignation from the Registrant’s board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: November 17, 2006	By:	/s/ David S. Machlowitz
David S. Machlowitz
Senior Vice President, General Counsel and Secretary